Exhibit 99.1

Timber Pharmaceuticals Announces Merger Closing

•                  Trading under “TMBR” on the NYSE American Market to begin May 19, 2020

•                  Closed $25 million financing

WOODCLIFF LAKE, N.J., May 18, 2020 /PRNewswire/ — Timber Pharmaceuticals, Inc., (NYSE American: TMBR), formerly known as BioPharmX Corporation (“Timber” or the “Company”), a biopharmaceutical company focused on the development and commercialization of treatments for orphan dermatologic diseases, today announced that its merger with Timber Pharmaceuticals LLC. (“Timber LLC”) closed May 18, 2020. The combined company will operate under the name Timber Pharmaceuticals, Inc., and its shares will commence trading on the NYSE American market at the open of trading on May 19, 2020, under the ticker symbol “TMBR”.

Pursuant to the closing of the merger, all of Timber LLC’s outstanding units were converted into the Company’s common stock. As a result of the merger, approximately 11,867,923  shares of the Company were outstanding as of May 18, 2020, after taking into account the previously announced 1-for-12 reverse stock split that became effective at the close of trading on May 18, 2020.  Timber LLC will operate as a wholly-owned subsidiary of the Company.

Immediately prior to the merger, Timber LLC completed a private placement financing resulting in gross proceeds of $25 million under the terms of the securities purchase agreement previously announced in March 2020.

John Koconis, Chief Executive Officer of Timber, commented, “We are excited to have completed this merger and welcome the BioPharmX shareholders to Timber. With the completion of the $25 million financing that is expected to fund our two late stage product candidates through multiple key clinical development milestones, we believe Timber is well positioned for its transition into a public company. Timber’s business model which is focused on orphan dermatologic indications is currently conducting two Phase 2B clinical trials on two of our product candidates and we look forward to realizing the value of our pipeline to the benefit of all of Timber’s stakeholders.”

A Current Report on Form 8-K containing more detailed information regarding the merger transaction and the Company’s financing will be filed with the Securities and Exchange Commission.

About Timber Pharmaceuticals, Inc.

Timber Pharmaceuticals, Inc. is a biopharmaceutical company focused on the development and commercialization of treatments for orphan dermatologic diseases. The Company’s investigational therapies have proven mechanisms-of-action backed by decades of clinical experience and well-established CMC (chemistry, manufacturing and control) and safety profiles. The Company is initially focused on developing non-systemic treatments for rare dermatologic diseases including congenital ichthyosis (CI), tuberous sclerosis complex (TSC), and localized scleroderma. For more information, visit https://www.timberpharma.com/.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and Private Securities Litigation Reform Act, as amended, including those relating to the Company’s product development, clinical and regulatory timelines, market opportunity, competitive position, possible or assumed future results of operations, business strategies, potential growth opportunities and other statements that are predictive in nature. These forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry and markets in which we operate and management’s current beliefs and assumptions.

These statements may be identified by the use of forward-looking expressions, including, but not limited to, “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” “potential, “predict,” “project,” “should,” “would” and similar expressions and the negatives of those terms. These statements relate to future events or our financial performance and involve known and unknown risks, uncertainties, and other factors which may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include those set forth in the Company’s filings with the Securities and Exchange Commission. Prospective investors are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Timber Pharmaceuticals Investor Contact

John Koconis

Chief Executive Office

jkoconis@timberpharma.com

PCG Advisory Inc.

Stephanie Prince

Managing Director

646-762-4518

sprince@pcgadvisory.com